 SECURED PARTY ASSIGNMENT AND BILL OF SALE
       SECURED PARTY ASSIGNMENT AND BILL OF SALE (this ?Bill of Sale?) dated January 16, 2009 is made by Private Equity Management Group Financial Corporation, a California corporation (?Secured Party?), for the benefit of IGT, a Nevada corporation, and its designees (collectively, ?Buyer?).
RECITALS
       A.        Progressive Gaming International Corporation, a Nevada corporation (?Borrower?), and all Subsidiaries of Borrower described in Schedule 1 attached hereto (which Subsidiaries, together with Borrower, are referred to herein collectively as the ?Credit Parties?) entered into the Credit Agreement, dated as of August 4, 2008 (as amended, restated, supplemented, or otherwise modified from time to time, including all exhibits and schedules thereto, the ?Credit Agreement?), among the Credit Parties, the Lenders parties thereto and Secured Party, as agent for the Lenders;
       B.        Capitalized terms used but not defined herein have the meanings ascribed to them in the Credit Agreement;
       C.        The Credit Parties and Progressive Gaming International (Netherlands) B.V. (collectively, ?Grantors?) have executed and delivered to Secured Party security agreements and other agreements providing security and collateral for the Obligations under the Credit Agreement, all of which agreements are described in Exhibit A (the ?Security Agreements?);
       D.        The Security Agreements secure, among other things, payment and performance of the Obligations arising under the Credit Agreement;
       E.        Grantors have defaulted under their Obligations pursuant to the Credit Agreement and are currently in default;
       F.        Secured Party, as a secured party within the meaning of the New York Uniform Commercial Code (the ?UCC?), has exercised its rights granted under the Security Agreements and wishes to sell all Foreclosure Assets (as hereinafter defined) of Borrower and of those direct and indirect Subsidiaries of Borrower named in Schedule 2 hereto, pursuant to Section 9610 of the UCC and under any other applicable law (together, ?Applicable Law?), in foreclosure of Secured Party?s security interest therein (Borrower and said Subsidiaries are hereinafter referred to as the ?Foreclosure Parties?);
       G.        Pursuant to a private sale under Article 9 of the UCC, Buyer wishes to purchase and acquire all right, title and interest (?Rights?) of Foreclosure Parties in the collateral described in the Security Agreements, tangible and intangible, vested and unvested, choate or inchoate, wherever located, with the exception of the Excluded Assets (as hereinafter defined), including, but not limited to, (i) all registered and unregistered copyrights identified in Exhibit B-1 of this Bill of Sale (the ?Copyrights?); (ii) all domain names identified in Exhibit B-2 of this Bill of Sale (the ?Domain Names?); (iii) all patents identified in Exhibit B-3 of this Bill of Sale (the ?Patents?); (iv) all trademarks identified in Exhibit B-4 of this Bill of Sale (the ?Trademarks?); and all assets listed on Exhibit B-5 of this Bill of Sale (all such Rights of Foreclosure Parties in such assets, Copyrights, Domain Names, Patents, and Trademarks as are described in this recital G, excluding the Excluded Assets, are collectively herein referred to as the ?Foreclosure Assets?);
       H.        Buyer also wishes to purchase and acquire the following described property, with the exception of the Excluded Assets (?Direct Sale Assets?), directly from the parties named in this recital H (?Direct Sale Parties?), pursuant to all such written documents, purchase agreements, transfer agreements, assignments and bills of sale (including this Bill of Sale) as shall be mutually acceptable Buyer and Direct Sale Parties (?Direct Sale Documents?):
       (i)        all shares in the capital of Progressive Gaming International (Netherlands) B.V. (the ?Netherlands Stock?) for an aggregate purchase price of US$2,538,000.00 pursuant to the Share Purchase Agreement (the ?Netherlands Agreement?) dated the date hereof between IGT-Europe B.V., Borrower and Secured Party;
       (ii)        all the stock capital of PGIC Holdings Limited (the ?UK Stock?) for an aggregate purchase price of US$140,000.00 pursuant to the Share Purchase Agreement dated the date hereof between IGT-UK Gaming Limited, Borrower and Secured Party (the ?UK Agreement?);
       (iii)        all of the share capital of PGI (Macao) Limited (the ?Macao Stock?) for an aggregate purchase price of US$1,665,000.00 pursuant to a document entitled Sale of Shares in the Share Capital of PGI (Macao) Limited (the ?Macao Agreement?) dated the date hereof between Progressive Gaming International (Australia) Pty Ltd., Borrower, IGT Asia, LDA, International Game Technology, PGI (Macao) Limited and Secured Party; and
       (iv)        substantially all of the assets (other than excluded assets) of Progressive Gaming International (Australia) Pty Ltd. for an aggregate purchase price of US$543,000.00 pursuant to the Asset Purchase Deed (the ?Australia Agreement?) dated the date hereof between Progressive Gaming International (Australia) Pty Ltd., IGT (Australia) Pty Ltd. and Secured Party.
       I.        International Game Technology is also acquiring from Secured Party on the date hereof all of Secured Party?s rights under the Credit Agreement and the Security Agreements (the ?Senior Loan Assets?) for a purchase price of US$2,261,000.00 pursuant to the Assignment and Acceptance Agreement dated the date hereof between Buyer, Secured Party and Borrower (the ?Loan Purchase Agreement?).
       NOW, THEREFORE, in consideration of the purchase price set forth below, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:
       1.        Purchase and Sale of Foreclosure Assets and Senior Loan Assets. On the terms and subject to the conditions set forth in this Bill of Sale, Secured Party does hereby sell, convey, transfer and assign to Buyer all Foreclosure Assets, to have and hold the same for its own use and benefit forever, including, without limitation thereto, all Rights of Foreclosure Parties in and to the following property, but only to the extent that such property is included in the description of the collateral set forth in the Security Agreements to which the Foreclosure Parties are parties:
               (a)        the Copyrights, and derivative works thereof, for the United States and its territorial possessions and in all foreign countries, including all rights of action on account of past, present and future unauthorized use or infringement of said Copyrights;
               (b)        the Domain Names;
               (c)        the Patents, including patent applications and inventions identified therein; and in and to all patents to be obtained by said applications or by any continuations, continuations-in-part, divisions, renewals, or substitutes thereof filed after the date of this Bill of Sale; and as to any reissue or re-examination of such Patents; for the United States and its territorial possessions and in all foreign countries, including all rights to claim priority, to file applications and obtain patents, utility models, industrial models and designs in its own name; and all rights of action on account of past, present and future unauthorized use or infringement of said Patents; and
               (d)        the Trademarks, including all intent to use applications that are being acquired along with the business associated therewith, together with the goodwill of the business symbolized by the Trademarks, as well as its entire right, title and interest in and to all registrations of the Trademarks heretofore granted or applied for, any and all common law rights to the Trademarks in the United States and any state thereof and in any country in the world, and any and all claims and demands Grantors may have either at law or in equity arising out of any past infringements. Secured Party does hereby expressly agree that Buyer may, at its expense, singly, undertake procedures to record the transfer of the Trademarks to Buyer in the United States Patent and Trademark Office or other applicable agency or governmental entity.
       2.        Purchase and Sale of Direct Sale Assets. On the terms and subject to the conditions set forth in this Bill of Sale, as applicable, Secured Party does hereby sell, convey, transfer and assign to Buyer all of its Rights, if any, in and to the Direct Sale Assets (other than the UK Stock), to have and hold the same for its own use and benefit forever. Notwithstanding any provision to the contrary herein contained, if any of the valid and fully enforceable provisions of this Bill of Sale conflict or are inconsistent with the provisions of any of the valid and fully enforceable provisions of the Direct Sale Documents (other than the UK Agreement), the provisions of this Bill of Sale shall be controlling.
       3.        Purchase Price; Foreign Conditions. The consideration for the sale of the Foreclosure Assets, the Secured Party's Rights in the Direct Sale Assets and the Senior Loan Assets (sometimes herein referred to, collectively, as the ?Purchased Assets?) shall be cash in the amount of US$16,237,000.00 (the ?Purchase Price?), such amount to be paid, subject to the terms hereof, in full directly to Secured Party (except for US$888,300.00 payable with respect to 35% of the Netherlands Stock, which shall be for the account of Borrower) by Buyer against the execution and delivery by Secured Party of this Bill of Sale and the Direct Sale Documents (sometimes herein referred to, collectively, as the ?Transfer Documents?) by wire transfer of immediately available funds to an account designated in writing by Secured Party (the ?Closing Date?). The fully executed Bill of Sale shall be delivered upon Secured Party confirming that the full amount of the Purchase Price has been received by said bank pursuant to Secured Party's wire transfer instructions. Of the total amount of the Purchase Price, US$4,000,000.00 (the ?Trust Amount?) shall, immediately upon delivery to Secured Party, be placed and held in trust in the United States in a segregated account of Secured Party maintained at East West Bank, all details of which are disclosed to Buyer, for the benefit of Buyer until the occurrence of the Funds Release Condition (as defined below). Upon occurrence of the Funds Release Condition, the Trust Amount will automatically, and without the need for further action or consent by any person or entity, be paid and applied as consideration for the Direct Sale Assets to the Secured Party at the direction of Borrower or its Affiliates as provided in the Direct Sale Documents. Each of Secured Party and Borrower agrees, on behalf of themselves and each other entity that they control, directly, or indirectly, that notwithstanding any provision of any Direct Sale Document to the contrary, it shall be an additional condition to the obligation of each IGT Party under each Direct Sale Document that the Funds Release Condition shall have occurred. For the purposes of this Bill of Sale:
?Funds Release Condition? occurs when each of the following has occurred on or before 5:00 PM Las Vegas, Nevada time on January 30, 2009 (the ?Termination Date?):
a) The PGIC Actions have been fully performed; and
b) The PEM Actions have been fully performed; and
c) The Non Party Actions have been fully performed;
unless there is a failure to be fully performed of any PGIC Action, PEM Action or Non Party Action and each such failure is the result solely of a failure by an IGT Party to perform an IGT Action that is legally able to be performed by such IGT Party or that could legally be performed by such IGT Party if it or another IGT Party were to employ its reasonable best efforts in which case the particular failure will be excused.
?IGT Party? means each Buyer and Affiliate of Buyer that is party to the Direct Sale Document in question.
?IGT Actions? refers to the actions and deliveries designated on Schedule 3 hereto as ?IGT Actions? having been taken or made, remaining in full force and effect, and not being subject to any stay, injunction, or prohibition on performance.
?PGIC Actions? refers to the actions and deliveries designated on Schedule 3 hereto as ?PGIC Actions? having been taken or made, remaining in full force and effect, and not being subject to any stay, injunction, or prohibition on performance.
?PEM Actions? refers to the actions and deliveries designated on Schedule 3 hereto as ?PEM Actions? having been taken or made, remaining in full force and effect, and not being subject to any stay, injunction, or prohibition on performance.
?Non Party Actions? refers to the actions and deliveries on the part of persons or entities (public or private) designated on Schedule 3 hereto as ?Non Party Actions? having been taken or made, remaining in full force and effect, and not being subject to any stay, injunction, or prohibition on performance.
Secured Party hereby (i) agrees to pay the Trust Amount to Buyer within two business days of the occurrence of the Termination Date and (ii) irrevocably appoints and constitutes Buyer as its lawful agent and attorney in fact, which appointment in coupled with an interest, with full power of substitution and resubstitution, to cause the Trust Amount to be transferred and released to Buyer free and clear of any adverse claim of any person or entity if the Funds Release Condition has not occurred by the Termination Date if such payment and release is not made by the close of business on such second business day. Notwithstanding the foregoing, if the Funds Release Condition fails to occur before January 30, 2009 solely because any IGT Party fails to use its best efforts to perform or cause to be performed any IGT Action (after written notice from Secured Party and a reasonable opportunity to cure), then the amount specified below shall be released from the Trust Amount as provided above:
Direct Sale Document Under Which the Uncured IGT Party Failure Occurs Percentage of Trust Amount To Be Released in the Case of Uncured IGT Party Failure UK Agreement 15% Macao Agreement 35% Australia Agreement 15% Netherlands Agreement 35%
       4.        Taxes. It is expressly agreed that Buyer will pay any sales, use, transfer or other taxes necessary for the sale and transfer of the Purchased Assets hereunder (but excluding any fees or expenses relating to the creating or perfection of any security interest in favor of Secured Party in the Purchased Assets and except for fees and expenses of shared counsel between Secured Party and Buyer, which will be borne equally).
       5.        Grant of Power of Attorney. Secured Party, for itself and its successors and assigns, irrevocably constitutes and appoints Buyer and its successors and assigns, and each of them, the true and lawful attorney of the Secured Party and its successors and assigns, with full power of substitution and gives and grants unto the Buyer and its successors and assigns, and each of them, full power and authority in the name of Secured Party and its successors and assigns, at any time and from time to time, to demand, sue for, recover, and receive any and all rights, demands, claims, causes of action, and warranties of every kind and description whatsoever incident or relating to the Purchased Assets, for the purpose of fully vesting in Buyer and its successors and assigns, all and singular, all the right, title, and interest in and to the Purchased Assets, in each case to the extent of the rights, powers and authorities lawfully granted to or reserved by Secured Party pursuant to the Security Agreements or Applicable Law.
       6.        Future Documents. Secured Party covenants and agrees with Buyer that Secured Party, and its successors and assigns, shall, at Buyer's sole cost, expense and risk of loss, execute, acknowledge and deliver such other instruments of conveyance and transfer and take such other action as may be reasonably required more effectively to convey, transfer to and vest in Buyer or its successors and assigns title to the Purchased Assets, or otherwise carry out the purposes of this Bill of Sale, including obtaining any required consents of third parties or governmental authorities and delivery and endorsement of original certificates of title with respect to any of the Purchased Assets comprising Rights in collateral that are certificated, and to use its reasonable efforts to obtain such consents and to take such other action as may be reasonably necessary to assure to Buyer, its successors and assigns all rights and benefits thereof.
       7.        Excluded Assets. The Purchased Assets will specifically not include any stock or other equity securities of any direct or indirect Subsidiary of Borrower (except those shares of stock or other equity securities that are expressly included in the Direct Sale Assets as provided in this Bill of Sale) and any and all of those assets described below (collectively, the ?Excluded Assets?):
                  (a)        All items listed or described in Exhibit C of this Bill of Sale.
                  (b)        On or before the 60th day following the Closing Date, Buyer may deliver to Secured Party and Borrower one or more lists of excluded assets, which lists may not include the Macao Stock nor the 35% of the Netherlands Stock that is not subject to a Security Agreement prior to the Closing Date (the ?Additional Excluded Assets?). All items listed as the Additional Excluded Assets shall automatically be retroactively excluded from the Purchased Assets without further act or deed of any person or entity as though never subject to the Transfer Documents, and all right, title and interest in the Additional Excluded Assets shall be deemed to have continuously remained in the ownership and control of the Grantors at all times, as their interests may appear, subject to the security interests of International Game Technology. Neither Buyer nor Secured Party shall at any time be deemed to have exercised any ownership or control over the Additional Excluded Assets. Neither Buyer nor Secured Party shall at any time be deemed to have assumed any liabilities, obligations, or commitments directly or indirectly related to the Additional Excluded Assets. Buyer will deliver, and Grantors shall accept automatically and without further act or deed, all of the Additional Excluded Assets ?AS IS, WHERE IS and WITH ALL FAULTS.? Buyer will deliver, and Grantors shall accept, all Additional Excluded Assets without any representations or warranties, express or implied, relating to title, possession, quiet enjoyment, merchantability, fitness for a particular purpose, or the like, in the disposition of the Additional Excluded Assets or the attachment of any other security interest in any Additional Excluded Assets. Grantors shall, and hereby do, assume all liabilities, obligations, or commitments directly or indirectly related to the Additional Excluded Assets, including any and all liabilities, obligations, or commitments that may arise, or that may have arisen, during the period from the Closing Date up to and until the date that Buyer delivers any list of Additional Excluded Assets to Grantors, except for liabilities for employee related expenses arising with respect to former employees of Grantors employed by Buyer for the period from the Closing Date through the date of delivery of any list of Additional Excluded Assets. The Purchase Price shall not be reduced or refundable to any extent as a consequence or result of the rights reserved by Buyer under this Section 7, the delivery of any list of Additional Excluded Assets or the exclusion of any Additional Excluded Assets. Following Secured Party?s receipt of the Purchase Price, US$2,261,000.00 principal amount of Obligations will remain unpaid, and Secured Party?s security interest in the Excluded Assets will remain in effect and in first priority position.
                  (c)        Exclusion of Liabilities: Except for the liabilities specifically listed on Exhibit D, any and all liabilities, obligations, guarantees (including lease guarantees), damages, losses, debts, claims, demands, judgments or settlements of any nature or kind, whether known or unknown, fixed, accrued or unaccrued, absolute or contingent, liquidated or unliquidated, matured or unmatured, including all costs and expenses (including all transition, asset transfer, termination, legal, accounting or otherwise) will be retained by the Secured Party or Grantors as appropriate, and will not be assumed or be binding on Buyer or any other person or entity. In addition, such liabilities listed on Exhibit D will only be assumed to the extent specifically stated on Exhibit D.
       8.        Secured Party?s Representations and Warranties. Secured Party hereby represents and warrants to Buyer as follows:
                  (a)        Secured Party has been irrevocably constituted as agent of the parties which hold the Obligations.
                  (b)        The Obligations are secured by a valid security interest in the Foreclosure Assets under the applicable provisions of the UCC, to the extent that the UCC governs the creation of Secured Party's security interest in the Foreclosure Assets.
                  (c)        The Obligations are in default.
                  (d)        Subject to and except as provided in Section 7 (Excluded Assets) and Section 24 (No Discharge of IGT Liens) of this Bill of Sale, Secured Party by this Bill of Sale conveys all the Foreclosure Assets to Buyer free and clear of all rights, claims, liens, security interest or charges of Secured Party or its Affiliates, and free and clear of any security interest or lien of any other Person (except Buyer and its Affiliates) that is not known to Buyer (with no duty of to inquire) created or existing pursuant to Article 9 of the UCC that has a priority equal or superior to that of Secured Party under the provisions of Article 9 of the UCC (assuming that Buyer is acting in good faith with respect to the Foreclosure Assets within the meaning of Section 9617(b) of the UCC) for which Buyer incurs any loss, claim, liability, cost or damages (including reasonable attorney fees and expenses) in the aggregate of more than US $200,000.00; provided that Secured Party will have no liability for any such loss, claim, liability, cost or damage in excess of US$8,000,000.00 over such US$200,000.00.
                  (e)        Subject to and except as provided in Section 7 and Section 24 of this Bill of Sale: (i) the Foreclosure Assets are being conveyed hereunder, and Buyer is receiving title thereto, pursuant to Section 9610 of the UCC; (ii) Secured Party has given notice to all persons required by Section 9610 of the UCC, except to the extent it has obtained waivers of notice as permitted by Section 9610 of the UCC; (iii) Buyer shall hereby become the lawful owner of the Foreclosure Assets, free and clear of any and all right, title, interest and estate on the part of Secured Party; and (iv) Secured Party has not made any prior assignment, sale, pledge or other disposition of the Obligations or the Purchased Assets.
                  (f)        The Recitals hereto are correct.
                  (g)        Secured Party has full power and authority to enter into this Bill of Sale and to perform its obligations under this Bill of Sale and to consummate the transactions contemplated hereby. The execution and delivery of this Bill of Sale and the performance of Secured Party?s obligations hereunder has been duly authorized by all necessary actions by Secured Party and Lenders. This Bill of Sale is the legal, valid and binding agreement of Secured Party and Lenders, enforceable against Secured Party and Lenders in accordance with its terms except as may be limited by applicable bankruptcy, insolvency, moratorium or similar laws of general application relating to or affecting creditors? rights generally.
                  (h)        Set forth on Schedule 8(h) to this Bill of Sale is a detailed calculation of all principal and interest due and owing to Secured Party under the Credit Agreement as of the date hereof. The amount shown as outstanding principal on Schedule 8(h) comprises only amounts advanced to Borrower under the Credit Agreement and not any fee, expense, penalty, interest or other charge payable under the Credit Agreement. Secured Party grants to Buyer the right to review on one occasion, during business hours and upon reasonable notice, all books and records relating to the calculation of such amounts.
                  (i)        To the knowledge (without any inquiry or duty to inquire) of Secured Party, the description of the collateral under the Security Agreements includes all assets and properties of Grantors except: (x) that portion of the securities of Subsidiaries of Borrower that was not pledged to Agent pursuant to the Security Agreements; and (y) those assets expressly described in the Security Agreements as not being part of the Collateral; provided that Secured Party makes no representation or warranty with respect to any fact or circumstance known (without any inquiry or duty to inquire) to Buyer as of the date hereof.
                  (j)        No consent, approval, order, or authorization of, or registration, qualification, designation, declaration or filing with, any governmental or quasi-governmental agency, authority, commission or court, in each case other than any of the foregoing pertaining to gaming laws, regulations, licensing or operations, is required on the part of Secured Party to consummate the transactions contemplated by this Bill of Sale.
       9.        As-Is Sale. The Purchased Assets are being sold ?AS IS, WHERE IS and WITH ALL FAULTS?, and without any express or implied representation or warranty of any nature except those set forth in Section 8. Without in any way limiting the foregoing, no representation or warranty is made as to: (a) the validity or enforceability of any of the Purchased Assets; (b) the completeness or accuracy of the description of the Foreclosure Assets as set forth on Exhibit B-1, Exhibit B-2, Exhibit B-3, Exhibit B-4, and Exhibit B-5 hereto; (c) Grantors? title to any of the Purchased Assets; (d) the existence of any adverse claims, licenses or other rights of third parties in the Purchased Assets; (e) except as provided in Section 8(d), the priority of Secured Party?s security interest in the Purchased Assets or whether the Grantors at any time had or acquired rights in the Purchased Assets; (f) the value of the Purchased Assets. No person acting on behalf of Secured Party is authorized to make, and, by execution hereof, Buyer acknowledges that no person has made, any representation, agreement, statement, warranty, guaranty or promise regarding the Foreclosure Assets or the transaction contemplated herein, except for the express representations and warranties of Secured Party set forth in this Bill of Sale. Following the date hereof and subject to Section 7 of this Bill of Sale, all risk of loss or damage to the property comprising the Purchased Assets shall be exclusively borne by Buyer. Except as provided in this Bill of Sale, Buyer shall, following the execution hereof, have the sole and exclusive responsibility for taking possession of any tangible personal property comprising all or any part of the Purchased Assets.
       10.        Entire Agreement. This Bill of Sale supersedes any prior written and prior or contemporaneous oral, agreements, arrangements, understandings, negotiations and discussions between Buyer and any of its affiliates, on the one hand, and Secured Party, and any of its affiliates, on the other hand, with respect to the subject matter of this Bill of Sale. This Bill of Sale may be amended, modified or extended only by a written agreement signed by Buyer and Secured Party. All remedies for any breach arising out of this Bill of Sale are and will be cumulative, and no exercise of any right or remedy will be deemed to exclude any other remedy available at law or equity. The Direct Sale Documents are being executed and delivered contemporaneously with this Bill of Sale.
       11.        Successor and Assigns. This Bill of Sale is binding upon, and shall inure to the benefit of and be enforceable by, the parties and their respective successors and permitted assigns. Secured Party may not assign any of its rights under this Bill of Sale or delegate any of their obligations hereunder without the prior written consent of Buyer. Buyer may assign any or all of its rights or liabilities hereunder to any person or entity as it chooses without any consent from Secured Party, but may not delegate its obligations hereunder without the prior written consent of Secured Party. Such assignment will only be binding on Secured Party only after Buyer delivers written notice to Secured Party of any such assignment, setting form in reasonable detail the identity and ownership of such assignee.
       12.        Counterparts. This Bill of Sale may be executed in several original counterparts. Each such counterpart hereof shall be deemed to be an original instrument, and all such counterparts shall constitute but one and the same instrument.
       13.        Headings, Recitals and Schedules. The headings of sections and other subdivisions of this Bill of Sale have been inserted for convenience of reference only and shall in no way restrict or otherwise modify any of the terms or provisions hereof or affect in any way the meaning or interpretation of this Bill of Sale.
       14.        Jurisdiction and Venue. In respect of any action, suit or other proceeding relating to this Bill of Sale, each party hereby irrevocably submits THAT ANY LEGAL ACTION OR PROCEEDING WITH RESPECT TO THIS AGREEMENT SHALL BE BROUGHT IN THE COURTS OF THE STATE OF NEW YORK IN THE COUNTY OF NEW YORK OR OF THE UNITED STATES DISTRICT COURT FOR THE SOUTHERN DISTRICT OF NEW YORK. EACH PARTY HEREBY WAIVES ANY RIGHT EACH MAY HAVE TO ASSERT THE DOCTRINE OF FORUM NON-CONVENIENCE, TO ASSERT THAT IT IS NOT SUBJECT TO THE JURISDICTION OF THE AFORESAID COURTS, OR TO OBJECT TO VENUE TO THE EXTENT THAT ANY ACTION, SUIT OR OTHER PROCEEDING IS BROUGHT IN ACCORDANCE WITH THIS SECTION.
       15.        Amendment and Modification. This Bill of Sale may be amended, modified, terminated, rescinded or supplemented, and any of the terms, covenants or conditions in this Bill of Sale may be waived, only by written agreement of Secured Party and Buyer (and in case of Section 7(b), by Borrower), or in the case of a waiver, by or on behalf of the party waiving compliance. The failure of any party at any time to require performance of any provision in this Bill of Sale does not affect the right at a later time to enforce that or any other provision.
       16.        Severability. If any portion of this Bill of Sale is held invalid or inoperative, the other portions of this Bill of Sale shall be deemed valid and operative and so far as is reasonable and possible, effect shall be given to the intent manifested by the portion held invalid or inoperative.
       17.        Waiver. No waiver of any of the provisions of this Bill of Sale shall be deemed or shall constitute a waiver of any other provision hereof (whether or not similar), nor shall such waiver constitute a continuing waiver. No waiver shall be binding unless executed in writing by the party making the waiver.
       18.         No Third Party Beneficiaries. Nothing herein expressed or implied is intended or shall be construed to confer upon or give to any person or entity, other than the parties hereto and their respective successors and assigns, any rights or remedies under or by reason of this Bill of Sale.
       19.         Neuter and Gender. In this Bill of Sale, the masculine, feminine and neuter gender shall each be deemed to include the others when the context so requires.
       20.         Time of Essence. Time is of the essence in the performance by Buyer of each and every obligation under this Bill of Sale.
       21.         Notices; Attorneys? Fees; Additional Documentation; WAIVER OF RIGHT TO TRIAL BY JURY; GOVERNING LAW. Sections 29, 30, 31, 33 and 34 of the IGT Subordination Agreement is incorporated by reference herein mutatis mutandis.
       22.        No Strict Construction. Notwithstanding the fact that this Bill of Sale has been drafted or prepared by one of the parties, each of the parties confirms that both it and its counsel have reviewed, negotiated and adopted this Bill of Sale as the joint agreement and understanding of the parties, and the language used in this Bill of Sale shall be deemed to be the language chosen by the parties hereto to express their mutual intent, and no rule of strict construction shall be applied against any person or entity.
       23.        Expenses and Fees. Each party shall bear its own costs and expenses incurred in connection with the preparation, execution and performance of this Bill of Sale and the transactions contemplated hereby, including all fees and expenses of agents, representatives, financial advisors, and accountants.
       24.        No Discharge of IGT Liens. Notwithstanding any provision of this Bill of Sale, the liens, pledges, and security interests of International Game Technology and its successors in any collateral will not be released, discharged or extinguished unless and until the ?Obligations? of Grantors to Buyer under the Note and Warrant Purchase Agreement dated August 4, 2008, as amended, executed by, among others, Borrower and Buyer, are paid and discharged in full.
[Signature Page Follows]

IN WITNESS WHEREOF, the parties have executed this Bill of Sale as of the date first above written.
SECURED PARTY

PRIVATE EQUITY MANAGEMENT GROUP FINANCIAL CORPORATION

By: /s/ Peter Paul Mendel
Name: Peter Paul Mendel
Title: Director
Address:

By: /s/ Andrew Shayne
Name: Andrew Shayne
Title: Director
Address:

ACCEPTED BY:
BUYER
IGT
By:/s/ Thomas J. Matthews
Name: Thomas J. Matthews
Title: CEO/President
        Address: 9295 Prototype Drive
        Reno, NV 89521
CONSENTED TO FOR PURPOSES OF AGREEING TO
TO SECTIONS 3, 7(b) and 24:
BORROWER
        PROGRESSIVE GAMING INTERNATIONAL CORPORATION
By:/s/ Terrance W. Oliver
Name: Terrance W. Oliver
Title: President and Chief Executive Officer
        Address:

AGREED TO BY DIRECT SALE PARTIES:
        PROGRESSIVE GAMING INTERNATIONAL CORPORATION
By:/s/ Terrance W. Oliver
Name: Terrance W. Oliver
Title: President and Chief Executive Officer
        Address:
PGIC HOLDINGS, LTD.
By:/s/ Terrance W. Oliver
Name: Terrance W. Oliver
Title:
        Address:
PROGRESSIVE GAMING INTERNATIONAL (GROUP) LTD.
By:/s/ Terrance W. Oliver
Name: Terrance W. Oliver
Title:
        Address:
PROGRESSIVE GAMING INTERNATIONAL (UK) LTD.
By:/s/ Terrance W. Oliver
Name: Terrance W. Oliver
Title:
        Address:
PROGRESSIVE GAMING INTERNATIONAL (AUSTRALASIA) PTY LTD.
By:/s/ Terrance W. Oliver
Name: Terrance W. Oliver
Title:
        Address:
PGI (MACAO) LTD.
By:/s/ Terrance W. Oliver
Name: Terrance W. Oliver
Title:
        Address:

Schedule 1
Subsidiary Grantors under Credit Agreement
PGIC NV, a Nevada corporation
MGC, Inc., a Nevada corporation
Progressive Gaming International (Australasia) Pty Ltd.
PGI (Macao) Ltd.
Progressive Games, Inc., a Delaware corporation
PGIC Holdings, Ltd.
Progressive Gaming International (Group) Ltd.
Progressive Gaming International (UK) Ltd.
EndX Inc., (USA)
Games of Nevada, Inc., a Nevada corporation
Viking Merger Subsidiary, LLC, a Delaware limited liability company
Primeline Gaming Technologies, Inc., a California corporation
Mikohn International, Inc., a Nevada corporation
Mikohn Holdings, Inc., a Nevada corporation

Schedule 2
Foreclosure Parties
PGIC NV, a Nevada corporation
MGC, Inc., a Nevada corporation
Progressive Games, Inc., a Delaware corporation
EndX Inc., (USA), a Nevada corporation
Games of Nevada, Inc., a Nevada corporation
Viking Merger Subsidiary, LLC, a Delaware limited liability company
Primeline Gaming Technologies, Inc., a California corporation
Mikohn International, Inc., a Nevada corporation
Mikohn Holdings, Inc., a Nevada corporation

       Schedule 3
       Item        PEM Actions        PGIC Actions        IGT Actions        Non-Party Actions        A.   Netherlands Transactions                             1. Delivery by pdf file to Houthoff Buruma N.V. of Share Purchase Agreement executed by:                             a. Private Equity Management Group Financial Corporation;        X                      b. Progressive Gaming International Corporation;               X               c. International Game Technology; and                      X        d. IGT-Europe B.V.                      X        2. Delivery by pdf file to Houthoff Buruma N.V. of Power of Attorney executed by:                             a. Progressive Gaming International Corporation (with apostille attached);               X               b. Progressive Gaming International (Netherlands) B.V.; and               X               c. IGT-Europe B.V.                      X        3. Delivery by pdf file to Houthoff Buruma N.V. of Independent Attorney Statements with respect to execution of documents for:                             a. Progressive Gaming International Corporation;               X               b. Progressive Gaming International (Netherlands) B.V.; and               X               c. IGT-Europe B.V.                      X        4. Delivery by pdf file to Houthoff Buruma N.V. of passport pages with respect to signatories for:                             a. Progressive Gaming International Corporation;               X               b. Progressive Gaming International (Netherlands) B.V.; and               X               c. IGT-Europe B.V.                      X        5. Delivery by pdf file to Houthoff Buruma N.V. of shareholder resolutions for Progressive Gaming International Corporation.               X               6. Delivery by pdf file to Houthoff Buruma N.V. of shareholder resolutions for IGT-Europe B.V. by International Game Technology.                      X        7. Execution of the Deed of Transfer by a notary employed by Houthoff Buruma N.V.                             X 8. Email confirmation from Houthoff Buruma N.V. of the execution of the Deed of Transfer by a notary employed by Houthoff Buruma N.V.                             X 9. Delivery by pdf file to Houthoff Buruma N.V. of Cancellation of Pledge of shares executed by Private Equity Management Group Financial Corporation.        X                      10. Delivery of the original shareholders register of Progressive Gaming International (Netherlands) B.V.               X               11. Payment by IGT of applicable transfer and registration fees and taxes.                      X               B.   UK Transactions                             1. Delivery by pdf file to Fulbright & Jaworski International LLP (London) of Share Purchase Agreement executed by:                             a. Private Equity Management Group Financial Corporation;        X                      b. Progressive Gaming International Corporation; and               X               c. IGT-UK Gaming Limited.                      X        2. Delivery by pdf file to Fulbright & Jaworski International LLP (London) of Deed of Release of Security executed by Private Equity Management Group Financial Corporation.        X                      3. Delivery by Private Equity Management Group Financial Corporation to Fulbright & Jaworski LLP (Dallas, Texas) of the following original stock certificates, which comprise all outstanding share capital of the named entities:                             a. Certificate No. 1 for Progressive Gaming International (UK) Ltd. - 650 shares;        X                      b. Certificate No. 2 for Progressive Gaming International (UK) Ltd. - 350 shares;        X                      c. Certificate No. 1 for PGIC Holdings Limited - 3,972,325 shares;        X                      d. Certificate No. 2 for PGIC Holdings Limited - 2,138,945 shares;        X                      e. Certificate No. 1 for End X Group Limited - 2,130,988 shares;        X                      f. Certificate No. 2 for End X Group Limited - 1,147,456 shares; and        X                      g. Certificate No. 2 for EndX (USA) - 500 shares.        X                      4. Delivery by Private Equity Management Group Financial Corporation to Fulbright & Jaworski LLP (Dallas, Texas) of original stock transfer form for PGIC Holdings Limited        X                      5. Delivery by PGIC Holdings Limited to Fulbright & Jaworski International LLP (London) of the corporate records and books of PGIC Holdings Limited and subsidiaries.               X               6. Delivery by pdf file to Fulbright & Jaworski International LLP (London) of director resignation executed by Neil Crossan (and any other directors of the UK subsidiaries) on Form 288b               X               7. Payment by IGT of applicable transfer and registration fees and taxes.                      X               C.   Australian Transactions                             1. Delivery by pdf file to Henry Davis York of Asset Purchase Deed executed by:                             a. Private Equity Management Group Financial Corporation;        X                      b. Progressive Gaming International (Australasia) Pty. Ltd.; and               X               c. IGT (Australia) Pty. Ltd.                      X        2. Delivery by pdf file to Henry Davis York of 3 ASIC Form 312?s executed by Private Equity Management Group Financial Corporation and delivery of original signed documents by Federal Express to Henry Davis York.        X                      3. Filing of ASIC Form 312 by Henry Davis York and email confirmation of same.                             X 4. Delivery by pdf file to Henry Davis York of Trademark Assignment Deed and Patent Assignment Deed executed by:                             a. Progressive Gaming International (Australasia) Pty. Ltd.; and               X               b. IGT (Australia) Pty. Ltd.                      X        5. Filing of Trademark Assignment Deed and Patent Assignment Deed by Henry Davis York and email confirmation of same.                             X 6. GST Tax Invoice delivered by PGIC to IGT.               X               7. Payment by IGT of applicable transfer and registration fees and taxes.                      X               D.   Macau Transactions                             1. Delivery by pdf file and of original signed documents to A & N - Lawyers and Notaries (Advogados & Notarios) of authorizing resolutions executed for:                             a. Private Equity Management Group Financial Corporation;        X                      b. Progressive Gaming International (Australasia) Pty. Ltd.;               X               c. Progressive Gaming International Corporation;               X               d. PGI (Macau) Limited; and               X               e. IGT Asia LDA.                      X        2. Delivery by pdf file and of original signed documents to A & N - Lawyers and Notaries (Advogados & Notarios) of Power of Attorney executed for International Game Technology:                      X        3. Delivery by pdf file and of original signed documents to A & N - Lawyers and Notaries (Advogados & Notarios) of Secretary's Certificates executed for:                             a. Private Equity Management Group Financial Corporation;        X                      b. Progressive Gaming International (Australasia) Pty. Ltd.;               X               c. Progressive Gaming International Corporation;               X               d. International Game Technology.                      X        4. Execution of Sale of Shares Agreement in Macau by A & N - Lawyers and Notaries (Advogados & Notarios) and other designated parties on behalf of:                             a. Private Equity Management Group Financial Corporation;                             X b. Progressive Gaming International (Australasia) Pty. Ltd.;               X               c. Progressive Gaming International Corporation;               X               d. PGI (Macau) Limited;               X               e. IGT Asia LDA; and                             X f. International Game Technology.                             X 5. Delivery by pdf file to A & N - Lawyers and Notaries (Advogados & Notarios) of director resignation executed by Neil Crossan.               X               6. Payment of fees MOP$180,030 (approximately $22,500) for past due registration fees of the original Pledge of Shares and Floating Charge by Private Equity Management Group Financial Corporation to A & N - Lawyers and Notaries (Advogados & Notarios).        X                      7. Delivery by pdf file to A & N - Lawyers and Notaries (Advogados & Notarios) of Release of Securities by Private Equity Management Group Corporation and delivery of original signed documents by Federal Express to A & N.        X                      8. Filing of Release of Securities by A & N - Lawyers and Notaries (Advogados & Notarios) and email confirmation.                             X 9. Payment by IGT of applicable transfer and registration fees and taxes.               X

Schedule 8(h)
Calculation of Principal and Interest
Schedule 8(h) Principal outstanding as of 01/16/09 $       16,021,179.47 Interest outstanding as of 1/16/09** $            215,820.53 Total loan balance as of 1/16/09 $       16,237,000.00 ** Only includes 50% of default interest

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                Exhibit 2.1
                EXECUTION COPY

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